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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors


     We consent to the incorporation by reference in Registration Statement Nos. 33-28914 and 333-10219 of PanEnergy Corp on Form S-3 and Registration Statement Nos. 33-28912, 2-61225, 2-79180, 33-35253, 33-35251, 33-36698, 33-41079,
33-55119 and 333-02877 of PanEnergy Corp on Form S-8 of our report on the consolidated financial statements of PanEnergy Corp as of and for the years ended December 31, 1996 and 1995, dated January 16, 1997, appearing in this Amendment No. 1 to Form 10-K of PanEnergy Corp for the year ended
December 31, 1997.


/s/ KPMG Peat Marwick LLP

Houston, Texas

April 9, 1998


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